SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[x]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Rule 14a-12.

              Rawlings Sporting Goods Company, Inc.
        (Name of Registrant as Specified In Its Charter)

       ___________________________________________________
       (Name of Person(s) Filing Proxy Statement, if other
                      than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _____________________________________________________
     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________________
     3)   Filing Party:
          _____________________________________________________
     4)   Date Filed:
          _____________________________________________________

              RAWLINGS SPORTING GOODS COMPANY, INC.
                     1859 INTERTECH DRIVE
                    FENTON, MISSOURI  63026


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Rawlings Sporting Goods Company, Inc. (the "Company") will be held at Maritz, Inc., 1355 North Highway Drive, Fenton, Missouri 63099 on April 13, 2000 at 9:00 a.m., Central Time, to consider and take action with respect to the following:

     1. To elect two Directors for a class of Directors to serve until the annual meeting following the Company's fiscal year ending August 31, 2002.

     2.   To ratify the Board of Directors' selection of Arthur
          Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2000.

     3. To consider and act upon a shareholder proposal to revoke the Rights Agreement, dated July 1, 1994, if properly introduced at the Annual Meeting.

     4. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on February
17, 2000 are entitled to notice of and to vote at the Annual
Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the meeting.


                              By Order of the Board of Directors

                              /s/ Howard B. Keene

                              Howard B. Keene
                                  Secretary


Dated:    March 1, 2000



                    YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
 IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND
                          THE MEETING.

             RAWLINGS SPORTING GOODS COMPANY, INC.
                     1859 INTERTECH DRIVE
                    FENTON, MISSOURI  63026
                ________________________________

                        PROXY STATEMENT

                    MAILED ON MARCH 1, 2000

  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 13, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rawlings Sporting Goods Company, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on April 13, 2000 and at any adjournments thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders (the "Notice") which accompanies this Proxy Statement.

     The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph, and the Company may pay persons holding shares for others their expenses in sending proxy materials to their principals.


              VOTING SECURITIES AND VOTES REQUIRED

     Only stockholders of record at the close of business on February 17, 2000 ("Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 7,919,034 shares of Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     The holders of record of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or withhold a vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Each candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, provided a quorum is present, is required to ratify the Board of Directors' selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2000 (Item 2), and to approve the shareholder proposal to revoke the Company's Rights Agreement (Item 3).

     Shares represented by proxies which are marked "WITHHELD" with regard to the election of Directors will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with respect to the other matters presented for consideration at the Annual Meeting (including Items 2 and 3) will be considered present in person or represented by proxy at the meeting and, accordingly, will have the effect of a negative vote because those matters each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions with respect to a particular matter ("broker non-votes"), those shares will have no effect on the outcome of such matter.

     Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the Directors named as nominees in the Proxy Statement, "FOR" the ratification of the selection of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2000, and "AGAINST" the shareholder proposal to revoke the Company's Rights Agreement.

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders insofar as the proxies are not limited to the contrary. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Company addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

                     PRINCIPAL STOCKHOLDERS

     The stockholders named in the following table are the only stockholders known to the Company to be the beneficial owners of five percent (5%) or more of the Company's Common Stock as of February 1, 2000. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition, of a security.


NAME AND ADDRESS OF            AMOUNT AND NATURE OF       PERCENT
BENEFICIAL OWNERS              BENEFICIAL OWNERSHIP       OF CLASS

First Pacific Advisors, Inc.        893,500(1)            11.3%
11400 West Olympic
Boulevard, Suite 1200
Los Angeles, California
90064

Bull Run Corporation                806,500(2)            10.2%
4370 Peachtree Rd. NE
Atlanta, Georgia 30319

(1) This amount, as reflected in an amended report on
    Schedule 13G dated February 12, 1999, consists of no sole voting power, shared voting power with respect to 368,500 shares, no sole dispositive power and shared dispositive power with respect to 893,500 shares.

(2) This amount, as reflected in an amended report on
    Schedule 13D dated July 9, 1999, does not include
    925,804 shares of Common Stock issuable to Bull
    Run Corporation upon exercise of a Common
    Stock Purchase Warrant which is not currently exercisable. Robert S. Prather, Jr. is the
    President and Chief Executive Officer of Bull
    Run Corporation.  Pursuant to a Standstill
    Agreement, dated November 21, 1998, as amended (the
    "Bull Run Standstill Agreement"), between the
    Company and Bull Run Corporation, Bull Run
    Corporation is entitled to select two nominees to the Board of Directors of the Company. Mr. Prather and Charles L. Jarvie were selected by Bull Run
    Corporation as its nominees and appointed to the Board of Directors during the Company's fiscal year ended August 31, 1998. Under the terms of the Bull Run Standstill Agreement,
    Bull Run Corporation must vote all of its shares of Common Stock entitled to vote in favor of the directors nominated by the Board of Directors in this Proxy Statement.

                 STOCK OWNERSHIP OF DIRECTORS,
        THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

     The following table and notes thereto set forth information, as of February 1, 2000, with respect to the beneficial ownership of shares of Common Stock by each Director, each person nominated by the Board for election to the Board of Directors and each Executive Officer named in the Summary Compensation Table and by the Directors and Executive Officers of the Company, as a group, based upon information furnished to the Company by such persons:


                    AMOUNT OF BENEFICIAL OWNERSHIP
                      AS OF FEBRUARY 1, 2000 (1)


                                     AMOUNT AND
                                     NATURE OF
NAME OF BENEFICIAL                   BENEFICIAL          PERCENT
OWNER                                OWNERSHIP           OF CLASS

Andrew N. Baur (d)                   30,607(2)               *
Linda L. Griggs (d)                   5,003(3)               *
Jonathan Hodgins                     17,363(4)               *
Charles L. Jarvie (d)                 4,231(5)               *
Howard B. Keene                     108,794(6)              1.4%
Michael McDonnell (d)                80,709(7)              1.0%
Stan W. Morrison (d)                  9,360(8)               *
Stephen M. O'Hara (d)               183,920(9)              2.3%
Rexford K. Peterson                       0                  *
Robert S. Prather, Jr. (d)          812,931(10)            10.3%
Michael J. Roarty (d)                17,128(11)              *
William C. Robinson (d)              38,628(12)              *

All Current Directors and         1,481,999                18.7%
Executive Officers as a
Group (15 persons)
______________________________

(d)  Director
*     Less than 1%

(1) Each Director and Executive Officer owning shares listed or included in this table exercises sole voting and dispositive power over such shares, except as otherwise indicated in footnotes (2) through (12). Included in the table are shares underlying options that are exercisable within sixty days after February 1, 2000.

(2) This amount includes 6,000 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. Non-Employee Directors' Stock Plan ("Directors' Plan") and 6,607 shares of Common Stock Mr. Baur is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(3) This amount includes 3,375 shares of Common Stock underlying options granted under the Directors' Plan and 1,128 shares of Common Stock Ms. Griggs is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(4) This amount includes 16,667 shares of Common Stock underlying options granted under the Rawlings Sporting Goods Company, Inc. 1994 Long-Term Incentive Plan (the "Stock Option Plan") and 696 shares of Common Stock beneficially owned under the Rawlings Sporting Goods Company, Inc. Savings Plan (the "401(k) Plan") as to which Mr. Hodgins has sole voting and dispositive power.

(5) This amount includes 1,500 shares of Common Stock underlying options granted under the Directors' Plan and 2,731 shares of Common Stock Mr. Jarvie is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(6) This amount includes 95,745 shares of Common Stock underlying options granted under the Stock Option Plan and 13,049 shares beneficially owned under the 401(k) Plan as to which Mr. Keene has sole voting and dispositive power.

(7) This amount includes 6,000 shares of Common Stock underlying options granted under the Director's Plan and 6,709 shares of Common Stock Mr. McDonnell is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(8) This amount includes 5,000 shares of Common Stock underlying options granted under the Stock Option Plan, 1,699 shares held by Mr. Morrison's dependent children, 2,447 shares owned by Mr. Morrison in an Individual Retirement Account and 214 shares of Common Stock beneficially owned under the 401(k) Plan as to which Mr. Morrison has sole voting and dispositive power.

(9) This amount includes 155,550 shares of Common Stock underlying options granted under the Stock Option Plan and 595 shares beneficially owned under the 401(k) Plan, as to which Mr. O'Hara has sole voting and dispositive power.

(10) This amount does not include Common Stock which may be purchased by Bull Run Corporation pursuant to Common Stock Purchase Warrants because such Warrants are not currently exercisable. Mr. Prather is President and Chief Executive Officer of Bull Run Corporation. This amount includes 1,500 shares of Common Stock underlying options granted under the Director's Plan and 2,731 shares of Common Stock Mr. Prather is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

(11) This amount includes 6,000 shares of Common Stock underlying options granted under the Directors' Plan and 1,128 shares of Common Stock Mr. Roarty is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan. Mr. Roarty is retiring as a Director of the Company at this year's Annual Meeting.

(12) This amount includes 6,000 shares of Common Stock underlying options granted under the Directors' Plan and 1,128 shares of Common Stock Mr. Robinson is entitled to receive in lieu of directors' fees pursuant to the Directors' Plan.

                ITEM I -- ELECTION OF DIRECTORS

     At the Annual Meeting, two Directors will be elected for a term expiring at the annual meeting following the Company's fiscal year ending August 31, 2002. Charles L. Jarvie and Michael McDonnell have informed the Company they are willing to serve for the term to which they are nominated if they are elected. If either of these nominees should become unavailable for election or is unable to serve as a Director, the shares represented by proxies voted in favor of him will be voted for any substitute nominee as may be named by the Board of Directors. The candidate for election as a Director must receive a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

     The ages, terms of office and certain other information as of August 31, 1999 with respect to Charles L. Jarvie and Michael
McDonnell, and each of the other persons serving as Directors are as follows:


  INFORMATION CONCERNING THE NOMINEES FOR TERM EXPIRING AT THE
    ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE FISCAL YEAR
                     ENDING AUGUST 31, 2002

                                                    IF ELECTED,
                                                    TERM EXPIRES
                                                    AT
                                                    ANNUAL
                                                    MEETING
                                                    OF
                                                    STOCKHOLDERS
                                                    FOLLOWING
                                                    THE FISCAL
                                                    YEAR
NAME, AGE AND PRINCIPAL            SERVED AS        ENDING
OCCUPATION                         DIRECTOR SINCE   AUGUST 31,

CHARLES L. JARVIE, 62              1998             2002
     President and director of
     Host Communications, Inc.
     since 1993; director of
     Bull Run Corporation, Chase
     Bank of Texas, Total Sports
     Manufacturing Co. and
     Universal Sports America
     Co.

MICHAEL MCDONNELL, 60              1994             2002
     President of West Union
     Corporation, a holding
     company for the
     distribution of hardware
     and the manufacturing of
     building products, since
     1980; director of National
     Commerce Bancorp.; part
     owner of the St. Louis
     Cardinals Major League
     Baseball team since 1996.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF CHARLES L. JARVIE AND MICHAEL MCDONNELL, AS DIRECTORS
OF THE COMPANY.

           INFORMATION CONCERNING REMAINING DIRECTORS


                                                    TERM EXPIRES
                                                    AT
                                                    ANNUAL
                                                    MEETING
                                                    OF
                                                    STOCKHOLDERS
                                                    FOLLOWING
                                                    THE FISCAL
                                                    YEAR
                                   SERVED AS        ENDING
NAME AND PRINCIPAL OCCUPATION      DIRECTOR SINCE   AUGUST 31,

ANDREW N. BAUR, 55                 1994             2000
     Chairman of Mississippi
     Valley Bancshares, a bank
     holding company, and
     Chairman of Southwest Bank
     of St. Louis, the bank
     subsidiary of Mississippi
     Valley Bancshares, since
     1984; Secretary and
     Treasurer of the St. Louis
     Cardinals Major League
     Baseball team since 1996.

STEPHEN M. O'HARA, 44              1998             2000
     Chairman of the Board and
     Chief Executive Officer of
     the Company since November
     2, 1998; previously since
     1994 President of Specialty
     Catalog Corp., a direct
     marketer targeting niche
     consumer products.

ROBERT S. PRATHER, JR., 55         1998             2000
     President and Chief
     Executive Officer of Bull
     Run Corporation since 1992;
     director of Gray
     Communications Systems,
     Inc. since 1993 and interim
     Executive Vice President-
     Acquisitions since 1996;
     Chairman of the Board of
     Phoenix Corporation, a
     steel service center, from
     1980 to 1992.

LINDA L. GRIGGS, 50                1996             2001
     Partner in the Business and
     Finance Section of the law
     firm of Morgan, Lewis &
     Bockius LLP.

WILLIAM C. ROBINSON, 49            1994             2001
     President of The Treehouse
     Florida Fancy, Inc. since
     1990; a consultant to F.W.
     Woolworth Co. from 1988 to
     1990; President and Chief
     Executive Officer of
     Robby's Sports, a 49 store
     sporting goods retail
     chain, from 1973 to 1988.

            BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than one and no more than ten members as shall be determined from time to time by vote of a majority of the Directors then in office. Since the Company's 1999 Annual Meeting of stockholders, the Board of Directors consisted of eight members. Following the retirement of Mr. Roarty at the 2000 Annual Meeting, the Board of Directors will consist of seven members. Article Six of the Company's Certificate of Incorporation provides that from and after the first annual meeting of the stockholders the Company's Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of Directors constituting the Board permits. The members of each class are elected to serve for a term of three years and until their successors are duly elected and qualified, or until a member's death, resignation or removal.

     Under the present schedule, regular meetings of the Board of Directors are held four times each year and additional special
meetings are called whenever necessary.   The Board met nine
times during the fiscal year ended August 31, 1999. All of the Directors attended at least 75% of the meetings of the Board of Directors occurring during their respective terms and of the committees of the Board of Directors on which they served at the time of such meetings which were held during the fiscal year ended August 31, 1999.

     The Board of Directors has established an Audit Committee consisting of Andrew N. Baur, William C. Robinson, Linda L. Griggs and Robert S. Prather. Mr. Baur serves as Chairman of the Audit Committee. The Audit Committee is authorized to recommend to the Company's Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and to review the planned scope of the annual external and internal audits, the independent accountants' and internal auditors' report to management and management's responses thereto and the effectiveness of the Company's internal audit staff. The Audit Committee met twice during the fiscal year ended August 31, 1999.

     The Board of Directors has established a Finance Committee. On April 1, 1999, the Board of Directors reconstituted the Finance Committee to consist of Andrew N. Baur, Linda L. Griggs, Michael McDonnell, Michael J. Roarty and William C. Robinson. Prior to April 1, 1999, Mr. Prather was also a member of the Finance Committee. Mr. Baur serves as Chairman of the Finance Committee. The Finance Committee is authorized to review acquisition prospects and capital expenditures in excess of $500,000 and report to the Board of Directors. The Finance Committee met six times during the fiscal year ended August 31, 1999.

     The Board of Directors has also established a Compensation Committee consisting of Michael McDonnell, Michael J. Roarty, William C. Robinson and Charles L. Jarvie. Mr. Robinson serves as Chairman of the Compensation Committee. The Compensation Committee is authorized to establish remuneration levels for Executive Officers, review the performance of the Chief Executive Officer, review management organization and development, review significant non-equity based employee benefit and executive compensation programs and establish and administer equity-based executive compensation programs, including the Stock Option Plan. The Compensation Committee met twice during the fiscal year ended August 31, 1999.

     The Board of Directors has not established a nominating committee.

     The Bylaws provide that, unless nominated by the Board of Directors, no person may be elected a director unless notice in writing of such person's nomination by a beneficial or record owner of common stock of the Company shall be received by the Secretary of the Company not less than sixty days prior to the first anniversary of the preceding year's annual meeting;
provided that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder must be delivered not later than the close of business on the later of
(i) the sixtieth day prior to such annual meeting, or (ii) the tenth day following the date on which public announcement of the date of such meeting is first made. Such notice must set forth
(a) the name and address of the nominating stockholder and of the nominee, (b) a representation that such stockholder is a beneficial or record owner of stock of the Company entitled to vote in the election of directors at such meeting and intends to appeal in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) the name and address of the record holder of the stock as it appears in the Company's books and of the beneficial owners thereof, if any, on whose behalf the nomination is made, (d) the class and number of shares which are owned beneficially and of record by the nominating stockholders and each proposed nominee, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder, (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act had the nominee been nominated or intended to be nominated by the Board of Directors, and (g) the consent of each nominee to serve as a director of the Company if elected.


                   COMPENSATION OF DIRECTORS

     The Company's Directors, except for those who are also employees of the Company, receive an annual retainer fee of $15,000 for service as a Director. In addition, each non-employee Director receives meeting attendance fees of $1,000 per meeting for special Board meetings or Committee meetings not held in conjunction with a regular Board meeting. In 1999, the directors elected to receive in lieu of cash payment of their directors' fees a number of shares of Common Stock having a value equal to the amount of the cash fees. The Company also reimburses all of its Directors for their out-of-pocket expenses incurred in the performance of their duties as Directors of the Company.

     Pursuant to the Rawlings Sporting Goods Company, Inc. 1994 Non-Employee Directors' Stock Plan (the "Directors' Plan"), the non-employee Directors receive (i) a non-qualified stock option having an exercise price equal to the fair market value on the date of grant for 2,500 shares of the Common Stock upon their initial election or appointment and, thereafter, a non-qualified stock option for 1,000 shares of the Common Stock annually at the date of the annual meeting, except that no more than one stock option award may be granted to each non-employee Director in a given calendar year, and (ii) the right to defer receipt of fees in cash, and receive instead the right to delivery at a specified future date of that number of shares of Common Stock having a value at the time of deferral equal to the amount of cash deferred.


                     EXECUTIVE COMPENSATION

BACKGROUND

     The members of the Company's Compensation Committee during the Company's fiscal year ended August 31, 1999, who are also currently members of the Compensation Committee, were Michael McDonnell, Michael J. Roarty, William C. Robinson and Charles L. Jarvie.

     Set forth below is the Compensation Committee's report on executive compensation.

     Notwithstanding anything to the contrary, the following report of the Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of
Directors is charged with the responsibility to administer compensation programs for the Company's executives. To this end, the Committee has established the following fundamental philosophy for executive compensation:

          An appropriate and significant portion of each executive's total compensation should be performance-based and linked to the creation of value for stockholders, and

          Market practices and compensation levels must be considered when establishing an appropriate program for executives in order to assist the Company in attracting and retaining high quality talent.

     Pursuant to this philosophy, the Company's executive compensation plans have been designed to remunerate executives through three primary sources - base salary, annual cash incentives and long-term equity-oriented incentives. The entire program has been formulated so that the portion of an executive's total compensation being derived from variable, performance-based pay is greater at increasing levels of responsibilities.

     Details regarding each of the primary facets of executive compensation, along with a discussion of the awards made in fiscal 1999, follows.

     Base Salary

     The Company targets salaries for executives at the median (size-adjusted 50th percentile) of the competitive marketplace. For purposes of each of the primary facets of compensation, the competitive marketplace includes organizations of similar size in the sporting goods industry.

     In 1994, the Committee retained an independent, executive compensation consultant. With the assistance of this consultant, the Committee determined that salaries for the Company's top executives needed to be increased to reflect the additional duties and responsibilities resulting from the Company's spin-off from Figgie. A multi-year process was implemented to move salaries for these executives to market median levels within 2-3 years. Since the completion of that process, the Company has increased salaries on an ad hoc basis, relying to a large extent in the case of executives other than the Chief Executive Officer, upon the recommendations of the Chief Executive Officer. The salary increases depicted in the Summary Compensation Table reflect this approach. Future increases to executive salaries will be based on the Committee's discretionary evaluation of Company and individual performance and increases occurring within the marketplace.

     Annual Cash Incentives

     The Company maintains a management incentive plan whose participants include certain management employees and all of the Company's executives. The plan provides for the payment of annual cash awards based upon the achievement of specified Company goals and an evaluation of each executive's individual performance.

     Incentive opportunities are established for each executive level at the beginning of each fiscal year, stated as a percentage of base salary. These opportunities are set at levels designed to approximate incentive opportunities for similar positions within the competitive marketplace. Actual awards earned are a function of the Company's performance; thus, actual awards to the Company's executives may be below or above actual median awards in the marketplace depending on how the Company performs.

     Annual incentives earned for fiscal 1999, as shown in the Summary Compensation Table, reflect the Committee's evaluation of the Company's performance against stated financial goals for 1999. As the Company did not achieve its planned goals (primarily based on achievement of specified net income levels), no incentive awards were granted.

     Long-Term Equity-Based Compensation

     The Company maintains a long-term incentive plan which provides for the grant of stock-based incentive awards to certain management employees and all of the Company's executives.

     The Company utilizes nonqualified stock options granted at fair market value as its primary long-term incentive. From time to time, executives are granted stock options at levels determined by the Committee based on a number of subjective factors, including among other things, a general desire to approximate median award levels within the competitive marketplace. Since the executives derive no value from the options unless the value of the Company's stock increase, these awards support the Company's objective of linking executive compensation to the creation of shareholder value.

     Awards made to the Company's executives in fiscal 1999, including the 263,850 options granted to Mr. O'Hara, are believed to approximate the level of awards made to executives in similar positions within the competitive marketplace.

     Section 162(m)

     In December 1995, the IRS finalized rules regarding the deductibility of compensation under Internal Revenue Code Section 162(m). The rules state that compensation in excess of $1 million annually to any one executive will be non-deductible for income tax purposes unless the compensation is "performance based." At this point, none of the compensation paid by the Company to its executives is non-deductible. The Committee will monitor IRS rules and the Company's executive compensation program to ensure, to the extent appropriate, that full deductibility for such payments continues.

          Michael J. Roarty               William C. Robinson
          Michael McDonnell               Charles L. Jarvie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above under "Compensation Committee Report," the Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During the fiscal year ended August 31, 1999, the members of the Compensation Committee were Michael McDonnell, Michael J. Roarty, William C. Robinson and Charles L. Jarvie. None of the members of the Compensation Committee were, during the fiscal year ended August 31, 1999, an officer or employee of the Company or any of its subsidiaries, or otherwise were formerly an officer of the Company or any of its subsidiaries.

SUMMARY OF COMPENSATION

     The following table shows information concerning compensation earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus for the twelve months ended August 31, 1999 exceeded $100,000. This information is provided for the fiscal years ended August 31, 1999, 1998 and 1997.

                 SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM
                                                                       COMPENSATION
                          ANNUAL COMPENSATION                             AWARDS


                                                                         SECURITIES        ALL OTHER
   NAME AND PRINCIPAL     FISCAL                        OTHER ANNUAL     UNDERLYING       COMPENSATION
        POSITION           YEAR     SALARY      BONUS   COMPENSATION     OPTIONS              (1)
Stephen M. O'Hara (2)      1999     229,167       0      86,759 (3)      263,850             32,406
Chairman and
Chief Executive Officer

Howard B. Keene            1999     161,250       0          -            15,000              4,691
President and              1998     206,072     8,126        -            33,000              4,095
Chief Operating Officer    1997     154,500    11,133        -            15,384              4,214

Rexford K. Peterson (4)    1999     187,436       0      26,013 (5)         0                   0
Chief Financial Officer

Stan W. Morrison (6)       1999     145,454       0      94,338 (7)       40,000               400
Executive Vice President
Sales and Marketing

Jonathan Hodgins (8)       1999     150,000       0      87,716 (9)       15,000              3,375
Vice President Marketing   1998     144,892       0          -            25,000              3,000

(1) The amounts indicated reflect 401(k) Plan contributions by the Company on behalf of executive officers O'Hara, Keene, Morrison and Hodgins of $2,406, $4,691, $400 and $3,375,
     respectively and $30,000 in premiums on a life insurance policy for Mr. O'Hara.

(2)  Mr. O'Hara was selected as Chairman and Chief Executive
     Officer on October 15, 1998.

(3) In connection with Mr. O'Hara's relocation from Massachusetts, the Company paid $51,781 of relocation expenses (including airfare and temporary accommodation expenses in St. Louis, Missouri, real estate commissions and other costs associated with the sale of Mr. O'Hara's home and an amount equal to one month's salary for other relocation expenses). In addition, the Company paid Mr. O'Hara $15,272, which amount represents the amount recognized by Mr. O'Hara for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.

(4)  Mr. Rexford K. Peterson was selected as interim Chief
     Financial Officer on April 1, 1999. Mr. Peterson resigned as Chief Financial Officer as of October 14, 1999. Mr. Michael L. Luetkemeyer was selected by the Board of Directors to succeed Mr. Peterson.

(5) Mr. Peterson lived in Dallas, Texas while he served as interim Chief Financial Officer. The Company reimbursed Mr. Peterson $6,457 for his travel expenses and $13,802 for his living expenses while working for the Company in St. Louis, Missouri.

(6)  Mr. Morrison joined the company in October 1998.

(7) In connection with Mr. Morrison's relocation, the Company paid $55,543 of relocation expenses (including airfare and temporary accommodation expenses in St. Louis, Missouri, real estate commissions and transaction associated costs and an amount equal to one month's salary for other relocation expenses). In addition, the Company paid Mr. Morrison $22,149, which amount represents the amount recognized by Mr. Morrison for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.

(8)  Mr. Hodgins joined the Company in 1997.

(9) In connection with Mr. Hodgins' relocation from Canada, the Company paid $46,998 of relocation expenses that included real estate commissions on the sale of Mr. Hodgins' home as well as airfare and temporary living expenses in St. Louis, Missouri. In addition, the Company paid Mr. Hodgins $22,577, which amount represents the amount recognized by Mr. Hodgins for tax purposes in connection with the Company's payment of the above-referenced relocation expenses.

STOCK OPTIONS

     The following tables set forth certain information concerning options granted during the fiscal year ended
August 31, 1999 to the Executive Officers named in the Summary
Compensation Table and the number and value of the unexercised options held by such persons on August 31, 1999:

                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL
                                                                                    REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                    APPRECIATION FOR
                             INDIVIDUAL GRANTS                                      OPTION TERM (1)

        (a)                 (b)             (c)          (d)          (e)          (f)           (g)
                         NUMBER OF       % OF TOTAL
                        SECURITIES      OPTIONS/SARs    EXERCISE
                        UNDERLYING       GRANTED TO       OR
                          OPTION/       EMPLOYEES IN   BASE PRICE  EXPIRATION
       NAME          SARs GRANTED (#)   FISCAL YEAR      ($/SH)      DATE         5%  ($)        10%  ($)
Stephen M. O'Hara       50,000 (2)                     $10.00      11/2/2003      $138,141       $305,255
                        50,000 (2)                     $11.00      11/2/2003      $151,955       $335,781
                        50,000 (2)                     $12.00      11/2/2003      $165,769       $366,306
                        50,000 (2)                     $13.00      11/2/2003      $179,583       $396,832
                        50,000 (2)                     $14.00      11/2/2003      $193,397       $427,357
                        12,000 (3)                     $10.04      3/14/2004       $33,286        $73,554
                         1,850 (3)          65%        $10.13      3/14/2004        $5,178        $11,441

Howard B. Keene         15,000 (4)           4%        $8.875       4/9/2009       $83,722       $212,167

Stan W. Morrison        15,000 (4)                     $9.875      10/14/2008      $93,155       $236,073
                        25,000 (4)           6%        $8.875       4/9/2009      $139,536       $353,612

Jonathan Hodgins        15,000 (4)           4%        $8.875       4/9/2009       $83,722       $212,167

(1) The potential realizable value represents the amount each Executive Officer might realize if the stock appreciates annually at the assumed rates of 5% and 10% for the full period of the options (10 years, except the options granted to Mr. O'Hara which have a period of 5 years). The amounts represent only hypothetical values and there can be no assurance that such growth rates in stock price will be achieved. The actual amount realized by each Executive Officer will be determined at the time the options are exercised and will be based on the excess of the fair market value of the stock at the time of exercise over the exercise price.

(2) The options granted to Mr. O'Hara become exercisable in 20 percent increments on each of the date of grant and the first, second, third and fourth anniversary dates of the date of grant, November 2, 1998, subject to acceleration in the event of death or disability of Mr. O'Hara, a change in control (as defined in Mr. O'Hara's Employment Agreement with the Company) or as otherwise determined by the Compensation Committee.

(3) The options have an exercise price equal to the market price on the date of grant and become exercisable immediately upon grant.

(4) The options have an exercise price equal to the market price on the date of grant and become exercisable as to one-third of the initial number of underlying shares of Common Stock on each of the first, second and third anniversaries of the date of grant, subject to acceleration in the event of death or disability of the optionee, a change in control (as defined in the Stock Option Plan) or as otherwise determined by the Compensation Committee.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES

     (a)                (b)       (c)        (d)                (e)

                                          NUMBER OF
                                          SECURITIES         VALUE OF
                                          UNDERLYING         UNEXERCISED
                                          UNEXERCISED        IN-THE-MONEY
                      SHARES              OPTIONS/SARS AT    OPTIONS/SARS AT
                      ACQUIRED            FY-END (#)         FY-END ($)
                      ON        VALUE
                      EXERCISE  REALIZED  EXERCISABLE/       EXERCISABLE/
   NAME               (#)       ($)       UNEXERCISABLE      UNEXERCISABLE (1)

Stephen M. O'Hara     -0-       -0-       113,850/150,000          0/0

Rexford K. Peterson   -0-       -0-            0/0                 0/0

Howard B. Keene       -0-       -0-        84,745/37,000       5,347/6,563

Stan W. Morrison      -0-       -0-          0/35,000           0/10,938

Jonathan Hodgins      -0-       -0-         8,750/31,250        0/6,563


(1) The closing price of the Common Stock on the Nasdaq National Market on August 31, 1999 was $9.3125 per share. Value is calculated by determining the difference between the option exercise price and $9.3125, multiplied by the number of shares of Common Stock underlying the options.

RETIREMENT PLANS

     All of the Executive Officers of Rawlings who were previously employees of Figgie accrued retirement income credits under Figgie's Retirement Income Plan II (the "Figgie Plan") until the date of the initial public offering of the Company's shares (the "IPO"). Such employees will receive, upon retirement, benefits accrued under the Figgie Plan up until the date of the IPO. In connection with the acquisition of the Rawlings Business from Figgie, each of the Company's employees has been given credit for vesting and eligibility to receive benefits under the Company's retirement plan for service as an employee of Figgie. In return, Figgie has provided full vesting under the Figgie Plan for all employees of Rawlings who were previously employees of Figgie.

     As of July 8, 1994, the date of the IPO, the amount of annual benefits payable upon retirement under the Figgie Plan, including accrued benefits from a prior plan which was terminated on November 21, 1988, to Mr. Keene who was an employee of Figgie is $9,372.

     The Company has not adopted a retirement plan.

EMPLOYMENT AGREEMENT

     Effective November 2, 1998, the Company entered into an employment agreement with Stephen M. O'Hara which provides for
(i) an initial annual salary of $275,000, with an annual salary review and adjustment by the Compensation Committee, (ii) an annual bonus of up to 75% of salary, which will be based upon subjective and objective criteria established by the Compensation Committee, (iii) the issuance of stock options to purchase 250,000 shares of Common Stock having the terms discussed below,
(iv) severance benefits if his employment with the Company is terminated under certain circumstances following a change in control of the Company, (v) a termination benefit, unless Mr. O'Hara is terminated for cause, as defined in the employment agreement, equal to two times Mr. O'Hara's base salary at the time of termination and the continuation of certain benefits for a period of two years following such termination, provided that Mr. O'Hara may not receive such termination benefit in the event of a change in control of the Company for which Mr. O'Hara receives the benefits described below under "Severance Agreements," (vi) a $2 million life insurance policy, (vii) an automobile allowance, and (viii) certain relocation expenses and miscellaneous perquisites.

     The stock options referred to above vest over a four year period in 20% increments. The options that vest on the date of grant are exercisable at a price per share equal to the closing market price of the Common Stock on October 30, 1998 ($10.00), and those vesting on the second, third and fourth anniversaries are exercisable at $11.00, $12.00, $13.00 and $14.00, respectively. In addition, for each share of Common Stock purchased by Mr. O'Hara, up to the first 20,000 shares purchased annually, Mr. O'Hara shall receive pursuant to the employment agreement the option to purchase two shares of Common Stock at an exercise price equal to the price at which such shares of Common Stock were purchased.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with each of the Executive Officers named in the Summary Compensation Table (except Mr. Peterson) which provide various severance benefits to certain Executive Officers if their employment with the Company is terminated under certain circumstances following a change in control of the Company. The agreements provide that a change in control of the Company is deemed to have occurred if (i) a person acquires beneficial ownership of 20% or more of the Company's voting stock, (ii) individuals who, at the date of the agreement or the beginning of a two-year period thereafter, constitute the Board of Directors, cease for any reason to constitute a majority of the Board, (iii) the stockholders approve a liquidation of the Company, a sale or disposition of all or substantially all of the Company's assets, or a merger, consolidation or reorganization of the Company other than one that would result in (a) the holders of the Company's voting stock continuing to own beneficially more than 50% of the outstanding stock of the resulting corporation,
(b) no person who did not own voting stock prior to the transaction owning 20% or more of the outstanding stock of the resulting corporation, and (c) at least a majority of the board of directors of the resulting corporation being members of the Board of Directors of the Company at the date the severance agreement was signed or at the beginning of a two-year period thereafter that precedes the corporate transaction, or (iv) the Board concludes that the Executive Officer is entitled to the benefits because of the occurrence, threat or imminence of an event with consequences similar to the foregoing.

     Each of the agreements provides for severance payments in the event of termination of the Executive Officer's employment within a specified period after a change in control of the Company (two and one-half years for Mr. Keene and two years for other Executive Officers), unless the Executive Officer's employment is terminated by the Company or its successors for "cause" or "disability", because of the Executive Officer's death or "retirement" or by the Executive Officer's voluntary termination for other than "good reason", in each case as such terms are defined in the agreements. The benefits consist of the following: (a) an amount equal to two times the highest base salary paid to each Executive Officer at any time up to the termination of such Executive Officer's employment (except that such amount shall be two and one-half times the base salary for Mr. Keene and one-half times the base salary for Mr. Hodgins);
(b) salary and bonus (prorated assuming annual bonuses were paid at the maximum level) to the date of termination; (c) medical, dental, long-term disability and group term life insurance benefits for two years if the Executive Officer makes his or her required contribution (except Mr. Keene who shall receive such benefits for two and one-half years); and (d) acceleration of the vesting of all stock options. Under the Deficit Reduction Act of 1984, severance payments that exceed a certain amount subject both the Company and the Executive Officer to adverse U.S. federal tax consequences. Each of the agreements provides that the Company shall pay the Executive Officer (i) the severance benefits reduced to the extent necessary to avoid an excise tax or (ii) unreduced severance benefits if, after application of the excise tax, the severance benefits would be greater than the severance benefits provided for in clause (i) above.

     The Board has approved amendments to Mr. O'Hara's employment agreement that provide for the following severance benefits upon a change in control of the Company: (i) an amount equal to three times his base salary at the time of termination; (ii) an amount equal to the bonus, if any, paid to Mr. O'Hara in the prior year;
(iii) medical, dental, long-term disability and group term life insurance benefits for three years; (iv) relocation expenses of fifty thousand dollars if he moves more than fifty miles within 18 months from the effective date of termination; (v) the right to purchase at fair market value or continue the lease of the automobile provided by the Company; (vi) the acceleration of the vesting of all stock options; and (vii) the forgiveness of any indebtedness owed by Mr. O'Hara to the Company for any excess split dollar life insurance premiums paid by the Company.

                    STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on an investment of $100 in the Common Stock on August 31, 1994 to August 31, 1999 with the cumulative total return over the same period of (i) the Nasdaq Composite Market Index and (ii) the Standard & Poor's Leisure Time Index and assumes dividend reinvestment through the fiscal year ending August 31, 1999:

                               [graph]

                       1994    1995      1996     1997      1998    1999
Rawlings             $100.00   $76.00    $77.00   $85.00    $73.00  $75.00
Nasdaq Composite
  Market Index       $100.00  $133.00   $149.00  $207.00   $196.00 $378.00
S & P Leisure Time
  (Products) Index   $100.00  $118.00   $136.00  $171.00   $158.00 $141.00

 ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending August 31, 2000. Although the Bylaws of the Company do not require the submission of the selection of independent public accountants to the stockholders for approval, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Board of Directors.
The Board of Directors will not be bound by the stockholders' vote at the Annual Meeting but will take into account the stockholders' decision.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement should they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Ratification of the selection of the independent public accountants will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE SELECTION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING
AUGUST 31, 2000.

  ITEM 3 -- SHAREHOLDER PROPOSAL - REVOCATION OF RIGHTS AGREEMENT

     Robert M. Raiff, 152 West 57th Street, 38th Floor, New York,
New York 10019, record holder of at least $2,000 of the Company's
Common Stock, has given notice that he will introduce the following resolution and supporting statement at the Annual
Meeting:

          RESOLVED: That the stockholders of the Company hereby request that the Board of Directors revokes, and to the extent necessary to effect such revocation, redeems the Rights Agreement, dated July 1, 1994, and all amendments thereto, and the Board of Directors will not adopt any new Rights Agreement, or any other arrangement having the effect of a Rights Agreement, without the prior approval of a majority of the votes cast by stockholders at a stockholder meeting.

          The supporting statements:  On July 1, 1994, the
     Board granted one right to purchase one one-hundredth of a share of Series A Junior Participating Preferred
     Stock for each one outstanding share of the Company's common stock (a "Right"). The Rights Agreement, which has the effect of preventing any single stockholder or group of stockholders from owning more than 23.1% of the Company, without a direct approach to, and agreement by, the Board of Directors, has been amended three times. However, neither the substance nor the intent of the original Rights Agreement has been materially altered.

          I believe that the terms of the Rights dampen enthusiasm for the purchase of shares and are designed to discourage or thwart an acquisition of the Company at the expense of stockholders. Stockholders should decide whether our Company needs a Rights Agreement, and whether the Board of Directors should be given the unilateral right to decide if an acquisition of the Company is in the best interest of stockholders. I have made this request in order to empower stockholders to make these decisions.

          In my view, the Board has displayed a limited ability to increase stockholder value. As outlined by the Company on page 16 of the Company's 1999 Proxy
     Statement, stockholders of the Company have seen a 25% decline in the value of their holdings, as measured by cumulative total return on their investment from June
     30, 1994 (when the Company began trading publicly) until August 31, 1998. By contrast, over this same period, the relevant Leisure Time Products Index has characterized a 51% appreciation in value, and the NASDAQ Index Composite increased in value by 112%.

     I urge stockholders to vote FOR this resolution.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS
PROPOSAL FOR THE FOLLOWING REASONS:

     On July 1, 1994, the Board granted one right to purchase one-hundredth of a share of Series A Junior Participating Preferred Stock for each one outstanding share of the Company's common stock (a "Right"). The Rights Agreement is designed to provide your Board with the ability to take steps to protect and maximize the value of stockholders' investment in the Company in the event an unsolicited attempt is made to acquire the Company.

     The Rights Agreement is designed to encourage any potential acquiror of the Company to negotiate directly with the Board, which the Company believes is in the best position to negotiate on behalf of all stockholders. The Rights do not affect any takeover proposal which the Board may determine, in the exercise of its fiduciary duties, adequately reflects the value of the Company and is in the best interests of the Company's stockholders, because under the terms of the Rights Agreement, the Board has the power to redeem the Rights to permit such an acquisition.

     The overriding objective of the Board in adopting the Rights Agreement was, and continues to be, the preservation and maximization of the Company's value for all stockholders. The Rights Agreement is a valuable negotiating tool that inhibits abusive conduct and is designed to protect stockholders against practices which do not treat all stockholders fairly and equally (unsolicited takeover attempts can include a gradual accumulation of shares in the open market, a partial or two-tier tender offer that does not treat all stockholders equally, a squeeze-out merger that squeezes out certain stockholders, or other abusive takeover tactics). Mr. Raiff advocates revocation of the Rights Agreement, and to the extent necessary to effect such revocation, redemption of the Rights Agreement, and seeks to prevent the Board from adopting any new Rights Agreement, or any other arrangement having the effect of a Rights Agreement, without prior approval of the stockholders. While redemption of the Rights or rescission of the Rights Agreement may currently be in the best interest of Mr. Raiff, one of the Company's larger stockholders (at the time he submitted the proposal), the Board does not believe, however, that redemption of the Rights or rescission of the Rights Agreement would be in the best interests of the Company and all of its stockholders. In fact, the Board believes that the only proper time to consider redemption of the Rights or rescission of the Rights Agreement is when a specific offer is made to acquire the Company's stock. Redemption of the Rights or rescission of the Rights Agreement at this time would remove any incentive for a potential acquiror to negotiate with your Board and eliminate a tool designed to ensure that all stockholders are treated fairly and equally.

     Stockholder rights agreements have become very common for public companies. The adoption of the Rights Agreement does not in any way weaken the financial strength of the Company or interfere with its business plans, has no dilutive effect, does not affect reported earnings per share, is not taxable to the Company or to stockholders and does not change the way in which shares of the Company presently can be traded. The Board believes there is strong empirical evidence that such plans better position the Board to negotiate the most attractive and fair price for all stockholders. For example, a recent study prepared by Georgeson & Company, Inc., a leading solicitation firm, concluded that:

          - Premiums paid to acquire companies with shareholders rights agreements were on average 8% higher than companies without such agreements;

          - Shareholder rights agreements contributed an additional $13 billion in shareholder value in the aggregate from 1992 to 1996, and shareholders of acquired companies without shareholder rights agreements gave up $14.5 billion in potential premiums;

          - The presence of a shareholder rights agreement did not increase the likelihood of the withdrawal of a friendly bid nor the defeat of a hostile bid; and

          - Shareholder rights agreements did not reduce the likelihood of a company becoming a takeover target.

     The Georgeson study is available on the Internet at www.Georgeson.com. Many companies with rights agreements have received unsolicited offers and have redeemed their rights after their directors were satisfied that the offer, as negotiated by the company's board of directors, adequately reflected the underlying value of the company and was fair and equitable to all stockholders. Thus, experience indicates that rights agreements neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders.

     The adoption of the Rights Agreement by action of the Board is in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs and, as a legal matter, does not require stockholder approval.

     FOR ALL OF THESE REASONS, YOUR BOARD RECOMMENDS THAT THE
STOCKHOLDERS VOTE AGAINST THE PROPOSAL. PROXIES SOLICITED BY THE
BOARD WILL BE SO VOTED UNLESS A STOCKHOLDER SPECIFIES A CONTRARY
CHOICE IN HIS OR HER PROXY.


                      CERTAIN TRANSACTIONS

     Mr. Baur is the Secretary and Treasurer of St. Louis Cardinals L.P. During the fiscal year ended August 31, 1999, the Company sold approximately $285,000 of product to St. Louis Cardinals L.P. The Company believes that the terms and prices for the sale of these products are no less favorable than those obtained from unaffiliated parties.

     Mr. Jarvie is the President and a director of Host
Communications, Inc.  During the fiscal year ended August 31,
1999, the Company purchased approximately $442,000 of catalogues and promotional posters from Host Communications, Inc.


    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Company's Common Stock and other equity securities. In addition, under Section 16(a), a director, executive officer or 10% stockholder who is a trustee and has a pecuniary interest (such interest includes situations where a member of the trustee's immediate family is a beneficiary of the trust) in any holding or transaction in the Company's securities held by the trust, must report the holding or transaction on the trustee's individual form. Securities and Exchange Commission regulations require directors, executive officers, greater than 10% stockholders and reporting trusts to furnish the Company with copies of all Section 16(a) reports they file.

     Except as described below, to the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1999, all
Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were met. Through a record-keeping error at the Company, one Report on Form 5 of one exempt grant of shares of Common Stock in lieu of directors' fees pursuant to the Directors' Plan was not timely filed on behalf of each of Messrs. Andrew N. Baur, Charles L. Jarvie, Michael McDonnell, Robert S. Prather, Jr. and Michael J. Roarty, directors of the Company, one Report on Form 3 was not timely filed on behalf of each of Messrs. Stanley W. Morrison, Stephen M. O'Hara and Rexford K. Peterson, each executive officers of the Company and one Report on Form 4 was not timely filed on behalf of Mr. J. Michael Thompson, an executive officer of the Company, reflecting the sale of shares of Common Stock by his wife.

          STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any stockholder proposal submitted to the Company pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than October 21, 2000. Any stockholder intending to nominate an individual for election to the Board of Directors at the Company's 2001 Annual Meeting of Stockholders must provide written notice to the Company not later than February 12, 2001. If the Company does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2001 by February 12, 2001, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 2001 Annual Meeting of Stockholders. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission and the provisions of the Company's bylaws. A copy of the Company's bylaws may be obtained upon a written request submitted to the Company's Secretary at the address, below. Stockholder proposals should be directed to:

                         HOWARD B. KEENE
                            SECRETARY
              RAWLINGS SPORTING GOODS COMPANY, INC.
                      1859 INTERTECH DRIVE
                     FENTON, MISSOURI 63026


                         OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

     To the extent that information contained in this Proxy
Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied on such persons for the accuracy and completeness thereof.


     YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED REQUIRING NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.


                              By Order of the Board of Directors


                              /s/ Howard B. Keene
                              Howard B. Keene
                                Secretary
Dated: March 1, 2000.

                           APPENDIX A -- PROXY CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              PROXY
 2000 ANNUAL MEETING OF STOCKHOLDERS OF RAWLINGS SPORTING GOODS
                          COMPANY, INC.

     The undersigned hereby appoints Stephen M. O'Hara and Howard
B. Keene, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Rawlings Sporting Goods Company, Inc. (the "Company") to be held at Maritz, Inc., 1355 N. Highway Drive, Fenton, Missouri 63099, on Thursday, April 13, 2000, commencing at 9:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated February 22, 2000:

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR"
               ITEMS 1 AND 2 AND "AGAINST" ITEM 3.
ITEM 1: Election of two Directors for a class of Directors to serve until the annual meeting following the Company's fiscal year ending August 31, 2002.

 __                                  __
/_/ FOR the nominees listed below:  /_/ WITHHOLD AUTHORITY to
     NOMINEES:  Charles L. Jarvie        vote for those nominees
                Michael McDonnell        listed below:
                                         ________________________

ITEM 2: Proposal to ratify the selection of the accounting firm of Arthur Andersen LLP as independent public accountants of the Company for the Company's fiscal year ending August 31, 2000.

     __             __                  __
    /_/ FOR        /_/ AGAINST         /_/ ABSTAIN

ITEM 3: Shareholder Proposal to revoke the Rights Agreement, dated July 1, 1994, if properly introduced at the Annual Meeting.

     __             __                  __
    /_/ FOR        /_/ AGAINST         /_/ ABSTAIN


     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual
Meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 and 2 and "AGAINST" ITEM 3.

Dated: _________________, 2000

                                   ____________________________
                                   Signature
                                   ____________________________
                                   Signature (if held jointly)

                                   Please sign exactly as name
                                   appears hereon.  When shares
                                   are held by joint tenants,
                                   both should sign.  When
                                   signing as an attorney,
                                   executor, administrator,
                                   trustee or guardian, please
                                   give full title as such.  If a
                                   corporation, please sign in
                                   full corporate name by
                                   President or other authorized
                                   officer.  If a partnership,
                                   please sign in partnership
                                   name by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           USING THE ENCLOSED POSTAGE PREPAID ENVELOPE